              NINTH AMENDMENT AND MODIFICATION TO CREDIT AGREEMENT
              ----------------------------------------------------

         THIS NINTH AMENDMENT AND MODIFICATION TO CREDIT AGREEMENT (the "Amendment") is made as of the 19th day of February, 2002, by and among SYSTEMS & COMPUTER TECHNOLOGY CORPORATION ("Company"), SCT SOFTWARE & RESOURCES MANAGEMENT CORPORATION ("Borrowing Subsidiary") (collectively, "Borrowers" and individually a "Borrower") and CITIZENS BANK OF PENNSYLVANIA, successor to Mellon Bank, N.A. ("Bank").

                                   BACKGROUND
                                   ----------

         A. By a Credit Agreement dated June 20, 1994 by and among Bank and Borrowers, as amended by Amendment and Modification to Credit Agreement dated April 8, 1997, Second Amendment and Modification to Credit Agreement dated April 8, 1997, Third Amendment and Modification to Credit Agreement dated June 4, 1997, Fourth Amendment and Modification to Credit Agreement dated May 6, 1998, Fifth Amendment and Modification to Credit Agreement dated October 9, 1998, Sixth Amendment and Modification to Credit Agreement dated July 7, 2000, Seventh Amendment and Modification to Credit Agreement dated September 7, 2000 and Eighth Amendment and Modification to Credit Agreement dated June 20, 2001 (collectively, the "Credit Agreement"), Bank agreed, inter alia, to extend to Borrowers a revolving credit facility in the principal amount of up to Thirty Million Dollars ($30,000,000.00) (the "Revolving Credit"), as further evidenced by that certain Amended and Restated Promissory Note dated April 8, 1997 payable to Bank in the original principal amount of Thirty Million Dollars ($30,000,000.00) (the "A&R Note").

B. Borrowers have requested that Bank agree, subject to the terms hereof, to issue for the account of Borrowers standby letters of credit and guaranties issued by financial institutions under the laws of the United Kingdom, the aggregate U.S. dollar equivalent amount of which shall be included within and shall not increase the amount of the Revolving Commitment.

         NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

         1. CAPITALIZED TERMS. Capitalized terms not otherwise defined herein will have the meanings set forth therefor in the Credit Agreement.

         2. LETTERS OF CREDIT/UK GUARANTEES. The following is hereby added to and made a part of the Credit Agreement as subparagraph (g) of Section 2.01:

         "(g) Letters of Credit/UK Guarantees. (1) At the request of Borrowers, Bank, at its sole discretion, may issue under the Revolving Commitment for the account of Borrowers and/or Guarantors, guarantees issued under the laws of the United Kingdom ("UK Guarantees") and/or standby letters of credit, each in form and content satisfactory to Bank in its reasonable discretion. Such letters of credit shall have a term not to

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         exceed the Maturity Date. Notwithstanding the foregoing, (i) at no time shall the aggregate U.S. dollar equivalent of all L/C-Guarantee Obligations (as hereafter defined) exceed Three Million Dollars ($3,000,000.00); and (ii) at no time shall the outstanding principal balance of the Revolving Loans, plus the aggregate amount of all L/C-Guarantee Obligations exceed the Revolving Commitment.

                  (2) Borrowers will execute a letter of credit application and letter of credit agreement, and/or such other documents as may be reasonably requested by Bank in connection with the issuance of letters of credit or UK Guarantees hereunder. The letters of credit and UK Guarantees issued hereunder and all such applications, agreements and documents, as amended or replaced from time to time, are referred to herein collectively the "L/C-Guarantee Documents". Notwithstanding the provisions of Section 2.01(a) or any other provision of this Agreement, the aggregate amount of all L/C-Guarantee Obligations will reduce Borrowers' ability to borrow Revolving Loans by the aggregate amount of such L/C-Guarantee Obligations, and the amount available to be borrowed by Borrowers at any time shall be the Revolving Commitment less the amount of the L/C-Guarantee Obligations at such time less any reserves and other limitations imposed by Bank pursuant to the terms of this Credit Agreement. Each letter of credit and UK Guarantee issued hereunder shall comply with the related L/C-Guarantee Documents, which shall be in form and content acceptable to Bank in its reasonable discretion.

                  (3) All sums drawn on a letter of credit or UK Guarantee issued hereunder shall be due and payable in full in U.S. Dollars by Borrower on the date drawn or paid, together with all fees, costs and expenses paid or incurred by Bank in connection therewith; and all such sums not so paid shall, unless otherwise indicated in the applicable L/C-Guarantee Documents, bear interest at the rate provided in Section
         3.02. until paid in full.

                  (4) Borrowers expressly agree that Bank may: (i) at the Borrower's request, made in accordance with the other terms and conditions of this Agreement; or (ii) in Bank's sole discretion, but without any obligation to do so; advance a Revolving Loan to fund any sums drawn or paid or owing under or in connection with any letter of credit or UK Guarantee issued hereunder. Any such Revolving Loan shall be a Prime Rate Loan. Borrowers' obligation to pay and reimburse Bank for each draw or payment under a letter of credit or UK Guarantee issued hereunder and all fees, costs and expenses is absolute and unconditional under all circumstances, irrespective of any rights of setoff, counterclaim or defense to payments Borrowers may claim or have against Bank, the beneficiary of the letter of credit or UK Guarantee or any other Person, including, without limitation, any defense based on any failure of Borrowers to receive consideration or the legality, validity, regularity or enforceability of any letter of credit or UK Guarantee issued hereunder.


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

                  (5) The renewal or extension of any letter of credit or UK Guarantee issued hereunder shall, for purposes hereof, be treated in all respects the same as the issuance of a new letter of credit or UK Guarantee hereunder.

                  (6) Bank may provide that the letters of credit issued hereunder shall be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), and Article 5 of the Uniform Commercial code in effect in the Commonwealth of Pennsylvania (the "UCC"), in which case the UCP and Article 5 of the UCC may be incorporated by reference therein and deemed in all respects to be a part thereof. In the event that Bank hereafter generally agrees that standby letters of credit Bank issues will be subject to the International Standby Practices, as now or hereafter issued (the "ISP"), in lieu of the UCP and/or Article 5 of the UCC, letters of credit issued hereunder shall thereafter be subject to the ISP.

                  (7) In addition to their other obligations under this subparagraph (g), Borrowers jointly and severally agree to protect, indemnify, pay and save Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any letter of credit and/or UK Guarantee hereunder or (B) the failure of the Bank to honor a drawing or demand under a letter of credit or UK Guarantee as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                  (8) As between Borrowers and the Bank, Borrowers shall assume all risks of the acts, omissions or misuse of any letter of credit or UK Guarantee by the beneficiary thereof. The Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any letter of credit or UK Guarantee, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
         (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any letter of credit or UK Guarantee or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (iv) any loss or delay in the transmission or otherwise of any document required in order to make a drawing or payment under a letter of credit or UK Guarantee or of the proceeds thereof; and (v) any consequences arising from causes beyond the control of the Bank, including without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Bank's rights or powers hereunder.

                  (9) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Bank under or in connection with any letter of credit or UK Guarantee or the related certificates, if taken or omitted in good faith, shall not put such Bank under any resulting liability to Borrowers. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Bank against any and all risks involved in the issuance of the letters of credit or UK Guarantees hereunder, all of which risks are hereby assumed by Borrowers, including, without limitation, any and all Government Acts. The Bank shall not, in any way, be liable for any failure by the Bank or anyone else to pay any drawing or demand under any letter of credit or UK Guarantee as a result of any Government Acts or any other cause beyond the control of the Bank.

                  (10) The obligations of Borrowers under this subparagraph (g) shall survive the termination of this Agreement. No act or omission of any current or prior beneficiary of a letter of credit or UK Guarantee shall in any way affect or impair the rights of the Bank to enforce any right, power or benefit under this Agreement.

                  (11) Notwithstanding anything to the contrary contained in this subparagraph (g) Borrowers shall have no obligation to indemnify the Bank in respect of any liability incurred by the Bank (i) arising solely out of the gross negligence or willful misconduct of the Bank, as determined by a court of competent jurisdiction, or (ii) caused by the Bank's failure to pay under any letter of credit after presentation to it of a request strictly complying with the terms and conditions of such letter of credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

                  (12) In the event that the Revolving Commitment is terminated for any reason or demand is made thereunder, Borrowers will deposit with Bank an amount equal to 100% of the L/C-Guarantee Obligations, plus all fees related thereto or to accrue thereunder. Such funds will be held by Bank as cash collateral to secure Borrowers' obligations hereunder.

                  (13) For purposes hereof, "L/C-Guarantee Obligations" means, at any time, the sum of (i) the aggregate undrawn amount of all letters of credit issued hereunder outstanding at such time, plus (ii) the aggregate amount of all drawings under letters of credit issued hereunder, and all fees, costs and expenses paid or incurred or charged by Bank in connection therewith, for which Bank has not at such time been reimbursed, plus (iii) aggregate face amount of all outstanding UK Guarantees, issued hereunder plus (iv) the aggregate amount of all sums paid under UK Guarantees issued hereunder, and all fees, costs and expenses paid or incurred or charged by Bank in connection therewith, for which Bank has not at such time been reimbursed.

                  (14) In consideration of the issuance of letters of credit issued hereunder, Borrowers promise to pay to Bank a fee equal to one percent (1%) of the average daily maximum amount available to be drawn under each such standby letter of credit computed at a per annum rate for each day from the date of issuance to the date of expiration, which fee will be payable quarterly in arrears. In consideration of the issuance of UK Guarantees hereunder, Borrowers shall pay to Bank such fees as Bank shall determine from time to time, payable when and as directed by Bank.

                  (15) In addition to the foregoing, Borrowers promise to pay to Bank the letter of credit fronting and negotiation fees customarily charged by Bank from time to time and the customary charges from time to time of Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such letters of credit.

                  (16) Letters of Credit issued hereunder shall be issued in U.S. Dollars or in such foreign currency as approved by Bank. Without limiting the foregoing, any such foreign currency shall be freely transferable and convertible into U.S. Dollars and shall be readily available to banks in the London Interbank Market. All letters of credit issued hereunder in any foreign currency shall be subject to such additional rules, limitations, fees and conditions, including, without limitation, procedures for conversion of such currencies into United States Dollars, as Bank shall establish from time to time. Without limiting the foregoing, Borrowers shall bear all risks associated with fluctuations in the value of any letters of credit issued in foreign currency.

                  (17) Borrowers hereby authorize Bank to charge, at Bank's option, any account(s) of a Borrower with the amount of all payments and fees due hereunder to Bank as and when such payments become due."

         3. CLARIFICATION. Bank and Borrowers agree that: (i) in calculating the commitment fee payable to Bank under the provisions of Section 2.01(d) (Commitment Fee) of the Credit Agreement, the aggregate amount available to be drawn on any letters of credit or UK Guarantees issued and outstanding hereunder shall constitute a "used" portion of the Revolving Commitment; and (ii) "Borrowings" as used in Section 2.03(a) (Mandatory Repayments) of the Credit Agreement shall mean Revolving Loans plus L/C-Guarantee Obligations.

         4. FURTHER ASSURANCES. Each Borrower covenants and agrees to execute and deliver to Bank or to cause to be executed and delivered at the sole cost and expense of Borrowers, from time to time, any and all other documents, agreements, statements, certificates and information as Bank shall reasonably request to evidence or effect the terms hereof, the Credit Agreement, as amended, or any of the other Loan Documents.

         5. FURTHER AGREEMENTS AND REPRESENTATIONS. Each Borrower does hereby:

                  (a) ratify, confirm and acknowledge that the Credit Agreement, as amended, and the other Loan Documents continue to be and are valid, binding and in full force and effect;

                  (b) acknowledge and agree that as of the date hereof, such Borrower has no defense, set-off, counterclaim or challenge against the payment of any sums owing under Loan Documents, the enforcement of any of the terms of the Credit Agreement, as amended, or the other Loan Documents;

                  (c) represent and warrant that no Event of Default or Potential Event of Default currently exists;

                  (d) acknowledge and agree that any outstanding letters of credit or UK Guarantees previously issued by Bank for the account of any Borrower shall constitute a letter of credit and UK Guarantee issued under
Section 2.01(g) of the Credit Agreement; and

                  (e) acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof is intended to constitute a novation of the Credit Agreement or any of the other Loan Documents, and does not constitute a release, termination or waiver of any of the guarantees, rights or remedies granted to the Bank therein, which guarantees, rights and remedies are hereby ratified, confirmed, extended and continued as security for the obligations of Borrowers to Bank under the Credit Agreement and the other Loan Documents, including, without limitation, this Amendment.

         6. COSTS AND EXPENSES. Borrowers shall pay to Bank all reasonable costs and expenses incurred by Bank in connection with the review, preparation and negotiation of this Amendment and all documents in connection therewith, including, without limitation, Bank's reasonable attorneys' fees and costs.

         7. INCONSISTENCIES. To the extent of any inconsistency between the terms, conditions and provisions of this Amendment and the terms, conditions and provisions of the Credit Agreement or the other Loan Documents, the terms, conditions and provisions of this Amendment shall prevail. All terms, conditions and provisions of the Credit Agreement and the other Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

         8. CONSTRUCTION. All references to the Credit Agreement therein or in any other Loan Documents shall be deemed to be a reference to the Credit Agreement as amended hereby.

         9. NO WAIVER. Nothing contained herein and no actions taken pursuant to the terms hereof are intended to nor shall they constitute a waiver by the Bank of any rights or remedies available to Bank at law or in equity or as provided in the Credit Agreement or the other Loan Documents. Nothing contained herein constitutes an agreement or obligation by Bank to grant any further amendments or consents.

         10. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         11. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         12. HEADINGS. The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.


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



         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                     SYSTEMS & COMPUTER TECHNOLOGY
                                     CORPORATION

[CORPORATE SEAL]
                                     By: /s/ Eric Haskell
                                         -----------------------------------
                                         Eric Haskell, Senior Vice President


                                     SCT SOFTWARE & RESOURCE MANAGEMENT
                                     CORPORATION

[CORPORATE SEAL]
                                     By: /s/ Eric Haskell
                                         -----------------------------------
                                         Eric Haskell, Senior Vice President

                                     CITIZENS BANK OF PENNSYLVANIA


                                     By: /s/ Frank P. Mohapp
                                         --------------------------------------
                                         Frank P. Mohapp, Senior Vice President

                           ACKNOWLEDGMENT AND CONSENT

         The undersigned Guarantors hereby acknowledge and consent to the foregoing Amendment and agree that the foregoing Amendment shall not constitute a release or waiver of any of the obligations of the undersigned to the Bank under the terms of their respective Subsidiary Guaranty Agreements dated June 20, 1994 or July 7, 2000, respectively, all of which are hereby ratified and confirmed.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed this Acknowledgment and Consent, effective as of the date of the foregoing Agreement.

                             SCT UTILITY SYSTEMS, INC.

                             By:               /s/ Eric Haskell
                                ------------------------------------------------
                             Name/Title:   Eric Haskell,  Senior Vice President
                                        ----------------------------------------


                             SCT FINANCIAL CORPORATION

                             By:               /s/ Eric Haskell
                                ------------------------------------------------
                             Name/Title:   Eric Haskell,  Senior Vice President
                                        ----------------------------------------


                             SCT INTERNATIONAL LIMITED

                             By:               /s/ Eric Haskell
                                ------------------------------------------------
                             Name/Title:   Eric Haskell,  Senior Vice President
                                        ----------------------------------------


                             SCT PROPERTY, INC.

                             By:               /s/ Eric Haskell
                                ------------------------------------------------
                             Name/Title:   Eric Haskell,  Senior Vice President
                                        ----------------------------------------


                             SCT MANUFACTURING & DISTRIBUTION
                             SYSTEMS, INC.

                             By:               /s/ Eric Haskell
                                ------------------------------------------------
                             Name/Title:   Eric Haskell,  Senior Vice President
                                        ----------------------------------------


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